Exhibits 5.1 and 23.2

14 November 2017

441 299 4938

guy.cooper@conyersdill.com

Hudson Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Hudson Ltd. (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the "Commission") on 14 November 2017 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of a certain number of Company’s Class A common shares, par value US$0.001 each (“Class A Common Shares”), which are being offered by Dufry International AG, a selling shareholder of the Company (the "Selling Shareholder") together with additional Class A Common Shares subject to an over-allotment option granted to the underwriters by the Selling Shareholder (together, the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 10 November 2017 (the “Constitutional Documents”), minutes of a meeting of its directors held on 28 September 2017 and written resolutions of its members both dated 29 September 2017 (the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that the Company will have sufficient authorised share capital to effect the issue and/or conversion of any shares of the Company at the time of issuance or conversion; (h) that any shares of the Company will be issued and/or converted within fourteen days of the Company’s shares being listed on the New York Stock Exchange or other appointed stock exchange, as defined in the Companies Act 1981, and the consent to the issue and free transfer of the Company’s shares given by the Bermuda Monetary Authority on 15 September 2017 will not have been revoked or amended at the time of issuance of any shares of the Company; (i) that all necessary corporate action will be taken to authorise and approve the Reorganization Transactions (as defined in the Registration Statement, and herein the “Reorganization Transactions”), any issuance and/or conversion of the Company’s shares, including the shares of the Company which will convert into the Common Shares upon transfer of such shares pursuant to the offering contemplated in the Registration Statement; (j) that pursuant to and following the Reorganization Transactions the Selling Shareholder will be issued, and be the holder of, at least the same number of shares of the Company which will convert into Common Shares in connection with the offering contemplated in the Registration Statement, as the number of Common Shares to be sold in the offering contemplated in the Registration Statement; (k) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (k) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with offering of the Common Shares as described in the Registration Statement.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When the Common Shares are issued as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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